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Franchisee Health
& Development
David Karam
President

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Improved Restaurant Margins
2008
2010
+320 bps

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— Monthly store level business reviews
— National contracting for repair and maintenance
— Better utility management
— Improved reporting tools to control food waste
— More efficient labor usage
Achieving Margin Improvement
through Managing Expenses

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more effective benchmarking
fosters innovation
identifies best practices
identifies strong performers

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Pricing Model - Example
Projected Impact of Price Increase per Store - U.S. Company Stores
Stores Expected to
See Sales Decline
Number of Sites
252
503
755
1,006
1,258
Breakeven Point

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Sales and Gross Profit Projection - Example
	Annual Impact without Pricing Model	Annual Impact with Pricing Model
SALES
78% stores benefit from price increase	$ 8,900,000	$ 8,900,000
22% stores hurt by price increase	(5,100,000)	-
Total Sales	$ 3,800,000	$ 8,900,000
Total % impact on sales	0.2%	0.6%

OPERATING PROFIT
78% stores benefit from price increase	$ 6,700,000	$ 6,700,000
22% stores hurt by price increase	(3,600,000)
Total Operating Profit	$ 3,100,000	$ 6,700,000

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Generating Significant Savings

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Development Opportunity
North American Restaurant Count - FY 2009
6,248
15,480
7,549

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Managing Our Restaurant Portfolio
New Unit
Capital
Remodeling
Capital
New Unit
Capital
Remodeling
Capital
COMPANY
RESTAURANTS
FRANCHISE
RESTAURANTS
A
B
C
D
E
A
B
C
D
E
Capital Gains
New
Franchisees
Cash
Exit

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CRITICAL
MEASURES
Financial Health
of Franchise
System
SALES

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U.S. Franchise Operating Profit and Cash Flow
+150 bps
2008
2009
+65%
Operating Profit
EBITDA

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2003
2004
2005
2006
2007
2008
2009

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Facility
Remodels
Next Generation

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Key Growth Drivers
— Grow same-store sales

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Key Growth Drivers
— Grow same-store sales
— Expand dayparts

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Key Growth Drivers
— Grow same-store sales
— Expand dayparts
— New stores, remodels and
 portfolio management

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Key Growth Drivers
— Grow same-store sales
— Expand dayparts
— New stores, remodels and
 portfolio management
— International expansion